Exhibit 99.1

The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for First Quarter of Fiscal 2015

Burlington, Mass., February 12, 2015 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its first quarter ended December 31, 2014.

"In fiscal 2014 we achieved record new bookings, and as we deploy our backlog in fiscal 2015, we anticipate growth in our recurring revenue and subscription license revenue in future quarters,” said Thomas Massie, Bridgeline Digital's President and Chief Executive Officer.

“Our first quarter of fiscal 2015 was not as strong as we would have liked. This was a result of anticipated revenues from some larger iAPPS engagements pushing into future quarters. As we deploy our backlog, we anticipate revenue to increase in the second quarter of fiscal 2015 and beyond. To enhance our operating performance in future quarters, in January of 2015, we implemented expense reductions that are expected to help improve our gross margin by approximately $300 thousand dollars per quarter, or $1.2 million dollars on an annual basis. Additionally, we reduced our operating expenses by approximately $500 thousand dollars per quarter, or $2 million dollars on an annual basis. These expense reductions will significantly reduce our cash burn and based upon our fiscal 2015 operating plan assumptions we do not anticipate any future equity financing events."

First Quarter Summary:

●	Revenue for the first quarter of fiscal 2015 was $5.0 million, compared to $6.5 million in the first quarter of fiscal 2014.

●	Revenue from our legacy business decreased 45% in the first quarter of fiscal 2015, compared to the first quarter of fiscal 2014.

●

In December, we entered into a three year iAPPS ds agreement with a leading North American pet care franchise. The total value of the three year agreement is over $825 thousand, and over 80% of the revenue related to the agreement will be recognized as SaaS license fees.

●

Announced the release of iAPPS 5.2, which combines superior features and functionality in web content management, eCommerce, eMarketing, social media management and web analytics on one all-encompassing .NET platform. iAPPS remains the only Web Engagement Management platform that can be delivered as either a true SaaS multi-tenant environment or a traditional dedicated server environment.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter results at 8:30 a.m. ET tomorrow, Friday, February 13. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2014	2013
Revenue:
Digital engagement services	$3,231	$4,549
Subscription and perpetual licenses	1,380	1,577
Managed service hosting	401	387
Total revenue	5,012	6,513

Cost of revenue:
Digital engagement services	2,564	2,503
Subscription and perpetual licenses	430	397
Managed service hosting	74	84
Total cost of revenue	3,068	2,984
Gross profit	1,944	3,529

Operating expenses:
Sales and marketing	1,810	2,110
General and administrative	993	1,031
Research and development	602	523
Depreciation and amortization	452	454
Total operating expenses	3,857	4,118
Loss from operations	(1,913)	(589)
Interest expense, net	(162)	(167)
Loss before income taxes	(2,075)	(756)
Provision for income taxes	35	21
Net loss	$(2,110)	$(777)
Accrued dividends on convertible preferred stock	(21)	-
Net loss applicable to common shareholders	$(2,131)	$(777)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.10)	$(0.04)
Number of weighted average shares outstanding:
Basic and diluted	21,715,115	17,760,248

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	December 31,	September 30,
	2014	2014
ASSETS

Current Assets:
Cash and cash equivalents	$1,044	$1,256
Accounts receivable and unbilled revenues, net	3,177	3,342
Prepaid expenses and other current assets	610	747
Total current assets	4,831	5,345
Equipment and improvements, net	2,282	2,175
Intangible assets, net	1,430	1,582
Goodwill	23,141	23,141
Other assets	1,263	1,317
Total assets	$32,947	$33,560

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,225	$1,126
Accrued liabilities	870	957
Accrued earnouts, current	383	487
Debt, current	594	985
Capital lease obligations, current	442	364
Deferred revenue	2,024	1,990
Total current liabilities	5,538	5,909
Accrued earnouts, net of current portion	306	381
Debt, net of current portion	5,977	5,935
Capital lease obligations, net of current portion	216	247
Other long term liabilities	1,271	1,155
Total liabilities	13,308	13,627

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 200,000 and 0, issued and outstanding, respectively	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 21,974,529 and 21,942,912 shares issued and outstanding, respectively	22	22
Additional paid-in-capital - Preferred stock	1,776	-
Additional paid-in-capital - Common stock	47,839	47,773
Accumulated deficit	(29,660)	(27,529)
Accumulated other comprehensive loss	(338)	(333)
Total stockholders' equity	19,639	19,933
Total liabilities and stockholders' equity	$32,947	$33,560

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
	2014	2013
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(2,110)	$(777)
Amortization of intangible assets	152	125
Stock-based compensation	89	42
Non-GAAP adjusted net loss	$(1,869)	$(610)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share	$(0.10)	$(0.04)
Amortization of intangible assets	0.01	0.01
Stock-based compensation	0.00	0.00
Non-GAAP adjusted net loss	$(0.09)	$(0.03)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(2,110)	$(777)
Provision for income tax	35	21
Interest expense, net	162	167
Amortization of intangible assets	152	125
Depreciation	279	322
EBITDA	(1,482)	(142)
Other amortization	146	120
Stock-based compensation	89	42
Adjusted EBITDA	$(1,247)	$20

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.10)	$(0.04)
Provision for income tax	0.00	0.00
Interest expense, net	0.01	0.01
Amortization of intangible assets	0.01	0.01
Depreciation	0.01	0.01
Other amortization	0.01	0.01
Stock-based compensation	0.00	0.00
Adjusted EBITDA	$(0.06)	$(0.00)